Exhibit 99.1

June 1, 2026

Datavault AI Signs $2.0 Billion Structured Financing Term Sheet With Exclusive Global Tokenization Mandate

•	Counterparty agrees to route its global digital asset tokenization and blockchain infrastructure initiatives exclusively through Datavault AI’s patented platform.
•	Financing is anchored by an approximately $2.0 billion portfolio of fixed income securities contributed by an institutional investment fund and a UK-based regulated structured institutional investment platform.
•	The proposed transaction is expected to value Datavault AI shares at $1.55 to $2.00 per share, subject to definitive agreements and an acceptable independent valuation.

PHILADELPHIA--(BUSINESS WIRE)--June 1, 2026 Datavault AI Inc. (“Datavault AI” or the “Company”) (NASDAQ:DVLT), a provider of data monetization, credentialing, digital engagement, and real-world asset (“RWA”) tokenization technologies, today announced the execution on May 30, 2026 of a non-binding term sheet relating to a potential $2.0 billion dilutive structured financing transaction, pursuant to which the Company may issue shares at a purchase price of $1.55 to $2.00 per common share to an institutional investment fund and a UK-based regulated structured institutional investment platform operating across technology, mining, and real assets (together, the “Counterparty”), in exchange for preferred units in an investment vehicle holding a portfolio of fixed income securities valued at approximately $2.0 billion (the “fixed income vehicle”). The proposed transaction is intended to provide Datavault AI with a structured pathway to access secured financing to support the Company’s digital asset exchanges by establishing a collateral base through the Company’s acquisition of preferred units in the fixed income vehicle.

Strategic Exclusivity

Pursuant to the provisions of the term sheet, the Counterparty has agreed that all of its digital asset tokenization projects and related blockchain infrastructure initiatives worldwide will be handled exclusively through Datavault AI’s patented platform, unless otherwise agreed, establishing a long-term operational partnership alongside the capital commitment.

The proposed transaction described herein is based solely on a non-binding term sheet. No definitive agreements have been executed, and there can be no assurance that definitive agreements will be executed or that the proposed transaction will be consummated. The term sheet does not obligate the parties to complete the proposed transaction and may be terminated by either party at any time, except with respect to certain limited provisions that are binding.

The proposed financing is structured as an asset-backed transaction rather than a conventional cash placement. The capital base is anchored by an approximately $2.0 billion portfolio of fixed income securities held through the investment vehicle and contributed by an institutional investment fund and a UK-based regulated structured institutional investment platform that operates across technology, mining, and real assets. The Company expects this collateral base, once established, to support a secured borrowing facility dedicated to funding its digital asset exchange initiatives.

The transaction is anticipated to be structured across four successive tranches of up to $500 million in value for each tranche, up to $2.0 billion in total, with the initial tranche targeting completion by the third quarter of 2026. It is currently anticipated that, upon the closing of each tranche, the Counterparty would be entitled to nominate one additional director, in replacement of a then-seated director on the Datavault AI board of directors, which is anticipated to remain fixed at nine directors. Upon the closing of the final tranche, the Counterparty would be entitled to nominate an additional director (in addition to its right to nominate one director in connection with the closing of such tranche), also in replacement of a then-seated director. Accordingly, as contemplated by the non-binding term sheet, upon the closing of the final tranche, the Counterparty would gain sufficient voting power to elect a majority of the Datavault AI board of directors.

Pursuant to the term sheet, Datavault AI is obligated to fund $25.0 million in administrative, operational, and structuring-related costs and expenses for each tranche, and has a binding obligation to make the first $25.0 million non-refundable payment by wire transfer by June 4, 2026. The source of funds will come from the sale of bitcoin and receivables.

The proposed transaction remains subject to negotiation and execution of definitive agreements, completion of due diligence to the satisfaction of the parties, approval by Datavault AI shareholders, regulatory approvals (including applicable antitrust clearance and confirmation that the Committee on Foreign Investment in the United States has concluded its review without action by the President of the United States to block or prevent the proposed transaction), and the fulfillment of customary closing conditions, including a charter amendment to increase the number of authorized shares of capital stock of Datavault AI and receipt of a fairness opinion regarding the proposed transaction. There can be no assurance that definitive agreements will be executed or that the proposed transaction will be completed on the terms described herein or at all.

“This is a major milestone and recognition of Datavault AI’s capabilities. We hold the patents, we have the contracts, and the proposed structured financing transaction, if completed, would provide the opportunity to scale at the speed this regulated market demands. The tokenized data economy is not emerging; it is here. Datavault AI is building the compliant token infrastructure that powers it,” said Nathaniel T. Bradley, CEO of Datavault AI.

Datavault AI’s position in the tokenization economy rests on more than 100 issued U.S. patents, the foundation that converts capital into defensible market leadership. That portfolio includes the industry-defining Tokenization Patents, foundational blockchain content licensing, DataValue®, DataScore®, and Data Vault Bank™, which are AI agents that deliver patented, AI-validated data scoring, valuation, and monetization. At the core of the Company’s exchange technology now sits NYIAX, an institutional-grade exchange built on the architecture and trading infrastructure of a leading global financial technology company serving capital markets, anchored in four jointly owned patents granted from 2020 through 2025 (U.S. Patent Nos. 10,607,291; 11,410,236; 11,861,707; and 12,198,193).

The SanQtum quantum-ready distributed GPU edge network is live in New York and Philadelphia, operating on a zero-trust architecture that allows greater bandwidth, reliability, and security at lower cost through local data handling. As reported in the Company’s May 15, 2026, first-quarter 2026 business update, first-quarter 2026 revenue increased 443% year over year, and the Company continues to maintain a full-year 2026 revenue target of at least $200 million, representing projected growth of approximately 400% year over year.

Use of Proceeds

The proposed structured financing transaction, if completed, would support three operational priorities:

•	Deployment of the SanQtum quantum-ready distributed GPU edge network toward approximately 48,000 GPUs across 100 U.S. cities by year-end 2026.
•	Acceleration of the Information Data Exchange® (IDE), International Elements Exchange (IEE), and NYIAX exchange platforms.
•	Servicing of existing debt obligations ahead of planned exchange launches.

The Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”) cleared the Senate Banking Committee on May 14, 2026, in a 15-9 bipartisan vote and has now passed both Senate committees, awaiting a Senate floor vote before it can proceed to the President. Datavault AI’s exchange platforms are already being planned to align positively with this new regulatory environment.

A joint April 2025 report by Boston Consulting Group and Ripple projects the tokenized real- world asset market to reach $18.9 trillion by 2033 ($9.4 trillion by 2030) at a compound annual growth rate of 53%, per the Ripple and BCG analysis (April 2025). Datavault AI’s Information Data Exchange® (IDE), International Elements Exchange (IEE), and SanQtum platforms are designed as asset-agnostic infrastructure for this market, built to process, secure, and monetize tokenized assets across commodities, real estate, intellectual property, biotech, and government data.

Path to Market

Q1-Q2 2026 - Momentum Established

•	443% revenue growth year over year in the first quarter of 2026.
•	SanQtum GPU edge network live in New York and Philadelphia on a zero-trust architecture.
•	$60 million registered direct offering closed, bringing working capital to approximately $140 million.
•	$120 million in non-dilutive funding anticipated from Scilex Holding Company.
•	$800 million in tokenization contracts already signed in 2026.

May 30, 2026 - Structured Financing Term Sheet

•	Term sheet executed for the proposed structured financing transaction to support Datavault AI’s RWA tokenization strategies.

H2 2026 - Platform and Infrastructure at Scale

•	Initial $500 million tranche anticipated to close by the third quarter of 2026 and to be deployed for IDE, International Elements Exchange (IEE), and the anticipated launch of the NYIAX exchange.
•	SanQtum network targeted to reach 100 U.S. cities, with approximately 48,000 GPUs targeted for deployment.

2027 - Full Capital Deployment

•	Anticipated closings of tranches two, three, and four of the proposed structured financing transaction.
•	Assuming the closing of all tranches and the Company’s ability to arrange financing secured by the collateral base established thereby, the Company anticipates that SanQtum, IDE, International Elements Exchange (IEE), and NYIAX would be fully funded and operational.
•	Global exclusivity: the Counterparty’s digital asset tokenization projects handled through Datavault AI’s platform.

2030-2033 - Market Leadership

•Datavault AI’s patent portfolio of more than 100 issued U.S. patents positions IDE, International Elements Exchange (IEE), SanQtum, and NYIAX as foundational infrastructure across commodities, real estate, intellectual property, biotech, carbon credits, and government data.

About Datavault AI Inc.

Datavault AI™ (NASDAQ:DVLT) is leading the way in AI-driven data experiences, valuation, and monetization of assets in the Web 3.0 environment. The Company’s cloud-based platform provides comprehensive solutions with a collaborative focus in its Acoustic Sciences and Data Sciences divisions.

Datavault AI’s Acoustic Sciences division features WiSA®, ADIO®, and Sumerian® patented technologies and industry-first foundational spatial and multichannel wireless, high- definition sound transmission technologies with intellectual property covering audio timing, synchronization, and multi-channel interference cancellation. The Data Science division leverages the power of Web 3.0 and high-performance computing to provide solutions for experiential data perception, valuation, and secure monetization.

Datavault AI’s platform serves multiple industries, including high-performance computing software licensing for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, energy, and more. The Information Data Exchange® enables Digital Twins and the licensing of name, image, and likeness by securely attaching physical real- world objects to immutable metadata, fostering responsible AI with integrity. The Company’s technology suite is fully customizable and offers AI- and machine-learning-based automation, third-party integration, detailed analytics and data, marketing automation, and advertising monitoring.

The Company is headquartered in Philadelphia, PA. Learn more about Datavault AI at https://dvlt.ai.

Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws) about Datavault AI Inc. (“Datavault AI,” the “Company,” “us,” “our,” or “we”) and our industry that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding the proposed transaction described herein, including, without limitation, the proposed issuance of shares of the Company’s capital stock to the Counterparty, the proposed acquisition of interests in the fixed income vehicle, the anticipated secured borrowing facility and the intended use of proceeds thereof, the strategic exclusivity arrangement, the anticipated strategic and financial benefits of the proposed transaction, the expected timeline for negotiation of definitive agreements, completion of due diligence and closing, the anticipated receipt of required shareholder approval and regulatory clearances, the anticipated board composition following the proposed transaction, the Company’s revenue target for full-year 2026, the Company’s market position and competitive strategy in the tokenization sector, and the projected direction and market impacts of regulatory changes with respect to digital assets, and are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain.

Readers are cautioned not to place undue reliance on these and other forward-looking statements contained herein.

Actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties including, but not limited to, the following: failure to negotiate and execute definitive agreements on terms acceptable to the parties, or at all; failure to complete due diligence, including review of the fixed income vehicle and its underlying portfolio, to the satisfaction of the Company; failure to obtain required regulatory approvals, including applicable antitrust clearance, or the imposition of adverse conditions in connection therewith; failure to obtain the required approval of the Company’s shareholders; failure to obtain required consents or waivers under the Company’s existing agreements and debt instruments, including in respect of change of control provisions; failure to obtain a secured borrowing facility on acceptable terms or at all, including the risk that lenders do not accept the fixed income vehicle interests as eligible collateral; decline in the value of the fixed income vehicle interests or the underlying portfolio, including as a result of credit deterioration, rising interest rates, or illiquidity; uncertainty regarding the accounting treatment of the proposed transaction; risks related to the Investment Company Act of 1940, as amended; the non-binding nature of certain provisions of the term sheet, including the right of either party to terminate discussions at any time prior to execution of definitive agreements, with the potential complete loss of the non-refundable $25.0 million structuring expenses to be paid by the Company; delays in the execution of definitive agreements, completion of due diligence, receipt of required approvals, or satisfaction of closing conditions; the potential dilutive effect on existing shareholders of the proposed issuance of shares representing more than 50% of the Company’s current outstanding voting capital stock; risks related to the change of control of the Company that would result from the proposed transaction; risks related to the tax treatment of the proposed transaction; risks related to the Company’s ability to achieve or maintain market leadership in the tokenization sector; changes in market demand for Datavault AI’s services and products; changes in economic, market, or regulatory conditions; risks relating to evolving regulatory frameworks applicable to tokenized assets; risks associated with technological development and integration; and other risks as more fully described in Datavault AI’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025 and other filings available at www.sec.gov, and could cause actual results to vary from expectations.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Datavault AI undertakes no obligation to update any forward-looking statements, except as required by law.

Industry and Market Data

Within this press release, we reference information and statistics regarding the market for our products. We have obtained some of this information and statistics from various independent third-party sources, including independent industry publications, reports by market research firms, and other independent sources. Some data and other information contained in this press release are also based on management’s estimates and calculations, which are derived from our review and interpretation of internal surveys and independent sources. Data regarding the industries in which we compete and our market position and market share within these industries are inherently imprecise and are subject to significant business, economic, and competitive uncertainties beyond our control, but we believe they generally indicate size, position, and market share within this industry. While we believe such information is reliable, we have not independently verified any third-party information. While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. As a result, you should be aware that market, ranking, and other similar industry data included in this press release, and estimates and beliefs based on that data, may not be reliable.

Trademarks, Trade Names, Service Marks, and Copyrights

We own or have rights to use various trademarks, tradenames, service marks, and copyrights, which are protected under applicable intellectual property laws. This press release also contains trademarks, tradenames, service marks, and copyrights of other companies, which are, to our knowledge, the property of their respective owners. Solely for convenience, certain trademarks, tradenames, service marks and copyrights referred to in this press release may appear without the ©, ®, and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, tradenames, service marks and copyrights. We do not intend our use or display of other parties’ trademarks, tradenames, service marks, or copyrights to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.

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Media Contact:

marketing@dvlt.ai

Investor Contact:

Edward Barger

VP, Investor Relations

ebarger@dvlt.ai | ir@dvlt.ai

Source: Datavault AI Inc.